Orthofix Inc.
                          EMPLOYEE STOCK PURCHASE PLAN

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         The Orthofix Inc. Employee Stock Purchase Plan has been adopted by
Orthofix Inc. effective as of August 21, 1995 and Orthofix International N.V. has authorized its shares to be issued, and agreed to issue such shares, pursuant to the Plan. The Plan is essentially a continuation of the American Medical Electronics, Inc. Employee Stock Purchase Plan, as amended (the "AME Plan"). As of August 21, 1995 the account balance of each Participant's payroll deduction contribution account, with interest thereon, under the AME Plan will be deemed to be the Participant's account balance under this Plan.

         1.  Purpose

         The purpose of the Employee Stock Purchase Plan is to encourage eligible employees to become owners of common stock of Orthofix International N.V., thereby giving them a greater interest in the growth and success of its and the Company's business.

         2.  Definitions

         The following definitions are used throughout the Plan:

         (a) "Board of Directors" means the Board of Directors of the Company.

         (b) "Committee" means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term "Committee" shall mean the Board of Directors.

         (c) "Company" means Orthofix Inc., a Minnesota corporation, which is a subsidiary of Orthofix International N.V.

         (d) "Employee" means a permanent, full-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan.

         (e) "Fair Market Value" means the value of a share of Orthofix Stock as of any date, determined as follows: (I) if the Orthofix Stock is listed on a national securities exchange or if last sale prices are reported for the Orthofix Stock as of such date, the closing price of the Orthofix Stock as reported on such date; (ii) if the Orthofix Stock is not listed on a national securities exchange and last sale prices are not reported for the Orthofix Stock, but the Orthofix Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices of the Orthofix Stock on such date; or
(iii) if there is no generally recognized market for the Orthofix Stock as of such date, the fair market value of the Orthofix Stock as determined in good faith by the Board of Directors.

         (f) "Orthofix Stock" means the Common Stock, $.10 par value, of Orthofix International N.V. Unless the context indicates otherwise, the term "shares" shall refer to shares of Orthofix Stock.

         (g) "Participant" means an Employee who elects to participate in the Plan.


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         (h) "Plan" means the Orthofix Inc. Employee Stock Purchase Plan, as amended from time to time.

         (i) "Plan Year" means the period with respect to which the Plan is administered, which shall be the 12-month period beginning on July 1 and ending on June 30; provided, however, although the Plan first became effective on August 21, 1995, the first Plan Year shall be deemed to have begun on July 1, 1995.

         (j) "Subsidiary" means any corporation (other than Orthofix International N.V.) in an unbroken chain of corporations beginning with Orthofix International N.V. if each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% of more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         3.  Eligibility

         (a) Each Employee who is actively employed on August 20, 1995 shall be eligible to participate in the Plan on August 21, 1995.

         (b) Each Employee who does not become a Participant on August 21, 1995 shall be eligible to participate in the Plan on the first day of any succeeding Plan Year, provided he or she was actively employed on the last day of the immediately preceding Plan Year.

         4.  Participation

         (a) An eligible Employee shall become a Participant for any Plan Year by electing to contribute to the Plan, through payroll deductions, an amount equal to not less than 1% nor more than 25% of his or her base compensation for the Plan Year. For purposes of the Plan, an Employee's base compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, exclusive of overtime, bonuses, and all other forms of compensation; and (ii) for commissioned employees, his or her commissions and/or guaranteed payments, exclusive of overtime, bonuses, and all other forms of compensation. An Employee's election to participate in the Plan shall be in writing on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

         (b) Participant contributions to the Plan shall be deposited as soon as practicable in a separate interest-bearing account or accounts at a bank or other financial institution. Each such account shall be maintained by the Company in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company or Orthofix International N.V. pursuant to Section 5. After the close of each Plan Year, the balance of the account will be transferred to the Company or Orthofix International N.V. to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 5.






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         (c) Except as hereafter provided, a Participant may not modify, revoke or suspend contributions to the Plan for any Plan Year after the first day of the Plan Year. A Participant may, however, withdraw his or her contributions for a Plan Year by giving written notice to the Committee before the last day of the Plan Year. A Participant who elects to withdraw from the Plan shall receive, in lieu of any other benefits under the Plan, a refund of his or her contributions plus interest accrued though the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions.

         (d) An Employee's participation in the Plan shall terminate upon his or her termination of employment, death, disability, leave of absence or absence from active employment for any other reason. An Employee whose participation terminates before the last day of the Plan Year shall be entitled only to a refund of his or her contributions plus interest determined in the same manner as if he or she had given written notice of withdrawal pursuant to subsection
(c) as of the date he or she ceases to be a Participant.

         (e) An Employee's election to participate for any Plan Year shall remain in effect for all subsequent Plan Years unless (i) the Employee modifies his or her election for any subsequent Plan Year in accordance with procedures established by the Committee, (ii) he or she withdraws his or her contributions for the Plan Year pursuant to subsection (c) or (iii) his or her participation terminates in accordance with subsection (d).

         (f) A Participant who withdraws his or her contributions or otherwise ceases participation before the last day of the Plan Year may again participate in the Plan for any subsequent Plan Year, provided he or she satisfies the eligibility requirements of Section 3 and makes a timely election to contribute for such Plan Year.

         5.  Distribution of Common Stock

         (a) As soon as practicable following the last day of each Plan Year, the Committee shall distribute to each Employee who was a Participant for the entire Plan Year a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i) the amount of the Employee's contributions for the Plan Year plus interest on such contributions through the end of the Plan Year by (ii) with respect to each Employee who is an officer or director of the Company or who is a beneficial owner of 10% or more of any class of equity security of Orthofix International N.V. registered under Section 12 of the Securities Exchange Act of 1934 as amended (as such terms are defined under such Act and the rules and regulations promulgated thereunder), the Fair Market Value of the Orthofix Stock on the first day of the Plan Year, and with respect to any other Employee, 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Year. If the first day of the Plan Year is not a business day, the Fair Market Value of the Orthofix Stock shall be determined as of the nearest preceding business day. Cash in the amount of any fractional share shall be paid to the Participant by check.

         (b) The shares of Orthofix Stock distributed to Participants pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in Orthofix International N.V.'s treasury, or may be purchased by the Company or Orthofix International N.V in the open market or in privately negotiated transactions. The Company or Orthofix International N.V. shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.


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         (c) The Committee may, in its discretion, require a Participant to pay to the Company, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes that the Participant incurs as a result of the Participant's participation in the Plan. To satisfy the tax withholding requirements, a Participant may (i) deliver to the Company sufficient shares of Orthofix Stock (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company's tax withholding obligations, (ii) deliver sufficient cash to the Company to satisfy its tax withholding obligations, or (iii) irrevocably elect for the Company to withhold from the shares of Orthofix Stock to be distributed to the Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company's tax withholding obligations; provided, however, that a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (a "Section 16 Person"), must make such irrevocable election in writing to the Company at least six months prior to the end of the Plan Year. In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, immediately upon the Committee's request, the amount of that deficiency.

         6.  Administration of the Plan

         The Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

         (a) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

         (b) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

         (c) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

         Any action taken or determination made by the Committee shall, except as otherwise provided in Section 7 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

         7.  Claims Procedure

         (a) If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.


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         All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

         Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

         In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee's decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section.

         If no action is taken by the Committee on a Participant's claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

         (b) Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

         (i) request a review by the full Committee of the claim for benefits under the Plan;

         (ii) set forth all of the grounds upon which the Participant's request for review is based any facts in support thereof; and

         (iii) set forth any issues or comments which the Participant deems pertinent to the appeal.

         The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

         The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

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         On the basis of its review, the Committee shall make an independent determination of the Participant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

         In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee's decision is based.

         8.  Miscellaneous

         (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

         (b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

         (c) The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant's accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Year plus interest accrued through the date of termination.

         (d) All federal, state and local income and employment taxes required to be withheld by the Company or any Subsidiary as a result of an Employee's participation in the Plan shall be deducted and withheld from the Employee's compensation without reducing his or her contributions to the Plan.

         (e) The Company and Orthofix International N.V. shall be under no obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of federal or state securities law or state corporation law. The Company and Orthofix International N.V. will use their best efforts to comply with applicable provisions of such laws but will not be liable for any failure to comply.

         (f) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (g) The Plan shall be construed and governed in accordance with the law of the State of Texas.